ADDENDUM

     THIS ADDENDUM is entered into and effective this 4th day of April, 2002 by and between Vital Living, Inc., a Nevada corporation ("VL") and Arizona Heart Institute, Inc., an Arizona corporation ("AHI").

                                  Recitals

     A. VL and AHI entered into an Agreement dated August 21, 2001 related to development and marketing of products to support innovative nutritional regimes directed toward facilitating patient recovery and improving pre-operative and post-operative health of AHI patients (the "Agreement"). The parties wish to acknowledge certain agreement related to the terms of the Agreement as set forth in this Addendum:

                            Terms and Conditions

     1. As provided in paragraph 1 of the Agreement, AHI has approved the product formulation for the Product to be distributed at AHI facilities to its entire patient population. The parties agrees that VL may begin manufacture of the Product based on the approved product formulation.

2. In accordance with paragraph 3 of the Agreement, AHI consents to VL's use of AHI's logo and/or other mutually approved statements of endorsement on the packaging for the Product and in connection with marketing the products. AHI will have final approval of the Product packaging as it relates to use of the AHI logo and endorsement, which approval will not be unreasonably withheld.
3. Dr. Ted Diethrich consents to appointment to VL's Scientific Advisory Board, which appointment will be effective as of the date of this Addendum.
4. Except as specifically provided herein, all of the terms of the Agreement will remain in full force and effect.
Vital Living, Inc.,                Arizona Heart Institute, Inc.
a Nevada corporation               an Arizona corporation


By:/s/ Kenneth Lind                By:/s/ Edward Diethrich
Printed Name: Kenneth Lind         Printed Name:Edward Diethrich
Its: President                     Its:President

Address:                           Address:

2800 South Rural Road              2632 North 20th Street,
Tempe, Arizona   85282             Phoenix, Arizona   85006